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                                                                    EXHIBIT 10.8
                              EMPLOYMENT AGREEMENT

         AGREEMENT, made and entered into as of the 2nd day of April, 2001 by and among Viasys Healthcare Inc., a Delaware corporation (together with its successors and assigns permitted under this Agreement, the "Company"), Mr. Randy
H. Thurman (the "Executive"), and solely for the purposes of Sections 1(n), 3(c) and 3(d) hereof, Thermo Electron Corporation, a Delaware corporation ("Thermo").

                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, the Company desires to employ the Executive and to enter into an agreement embodying the terms of such employment (this "Agreement") and the Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is mutually acknowledged, the Company, the Executive and, solely for the purpose of Sections 1(n), 3(c) and 3(d) hereof, Thermo (as appropriate, each individually a "Party" and together, the "Parties") hereby agree as follows:

         1.       DEFINITIONS.

                  (a) "Affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

                  (b)   "Base Salary" shall mean the salary provided for in
Section 4 hereof or any increased salary granted to the Executive pursuant thereto.

                  (c) "Board" shall mean the Board of Directors of the Company.

                  (d) "Cause" shall mean the occurrence of any one or more of the following events:

                           (i)      the Executive shall have been convicted of a
felony or any crime involving moral turpitude; or

                           (ii)     in carrying out his duties, the Executive
shall have engaged in conduct that constitutes gross neglect or gross misconduct or any material violation of this Agreement or any material violation of a significant Company rule or policy of which the Executive is aware (or should reasonably have been aware), the violation of which amounts to gross neglect or gross misconduct.

                  (e) "Change in Control" shall mean an event or occurrence set forth in Section 1.1 of the Executive Retention Agreement.

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                  (f)   "Code" shall mean the Internal Revenue Code of 1986,
as amended.

                  (g) "Consideration" shall mean, with respect to a Pre Spin-Off Sale, the sum of (i) the cash paid, (ii) the market value of the marketable securities, whether equity, debt or convertible, issued, issuable or distributable, (iii) the fair market value of nonmarketable securities, whether equity or debt instruments or obligations for borrowed money, issued, issuable or distributable, (iv) the fair market value of other property delivered, deliverable or distributable, (v) if the Pre Spin-Off Sale involves a sale of all or substantially all of the assets of the Company, the book value of current assets, including inventories and receivables, but excluding cash and cash equivalents, retained by the Company less the book value of current liabilities not assumed by the acquiring entity, (vi) amounts paid in escrow and payments that are contingent on the occurrence of future events, such as a realization of sales or earnings levels, and (vii) any other amount or property paid or delivered or to be paid or delivered or liabilities assumed or to be assumed for borrowed money by the acquiring entity less cash and cash equivalents of the Company transferred to the acquiring entity. If any part of the Consideration consists of marketable securities, for the purpose of determining the amount of the Consideration, the value of those securities shall be determined by using the average of the last sale prices for those securities on the 20 trading days ending two days prior to the completion of the Pre Spin-Off Sale. If those securities do not have a trading market, the value of those securities shall be the fair market value on the day prior to the completion of the Pre Spin-Off Sale.

                  (h) "Disability" or "disabled" shall mean the Executive's inability due to physical or mental incapacity, as determined by a medical doctor selected by the Company and the Executive, to substantially perform his duties and responsibilities under this Agreement. If the Parties cannot agree on a medical doctor for such purpose, each Party shall select one medical doctor and such doctors will jointly select a third medical doctor who shall be the approved medical doctor for such purpose.

                  (i)   "Effective Date" shall mean April 16, 2001.

                  (j) "Executive Retention Agreement" shall mean, as of any particular date, the Pre Spin-Off Executive Retention Agreement or the Post Spin-Off Executive Retention Agreement, as the case may be, in effect on such date.

                  (k) "Good Reason" shall mean the occurrence of any one or more of the following events without the Executive's consent:

                           (i)      a reduction in the Executive's then current
Base Salary;

                           (ii)     the failure to elect or reelect the
Executive to any of the positions described in Section 3 hereof or the removal of the Executive from any such position (other than due to a termination of his employment for Cause, Disability or death);


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                           (iii)    a material diminution in the Executive's
duties or responsibilities under this Agreement;

                           (iv)     a change in the reporting structure so that
the Executive reports to someone other than the Board;

                           (v)      a Pre Spin-Off Sale of the Company unless
(A) there is a single successor to businesses of the Company with aggregate revenue for the then most recently completed fiscal year in excess of 75% of the revenue in aggregate amount of the entire Company during such fiscal year, (B) such successor assumes in writing the Company's obligation to perform this Agreement within 15 days of such Pre Spin-Off Sale (other than the equity components hereof), and (C) the Executive is still employed by such successor on the 6-month anniversary of the effective date of such assumption of the Company's obligation to perform this Agreement;

                           (vi)     neither a Spin-Off nor a Pre Spin-Off Sale
occurs on or prior to the Measurement Date or there is formal public disclosure by Thermo Electron prior to the Measurement Date of its intent not to effectuate the Spin-Off or a Pre Spin-Off Sale; or

                           (vii)    a change by the Company in the location at
which the Executive performs his principal duties for the Company to a new location that is outside a radius of 50 miles from the Executive's principal residence on the Effective Date.

                  (l) "Measurement Date" means the date immediately prior to the third anniversary of the Effective Date.

                  (m) "No Spin-Off Executive Retention Bonus" shall have the meaning set forth in Section 8(b) hereof.

                  (n) "Notice of Termination" shall mean a written notice from one Party to the other Party given in accordance with Section 28 hereof, terminating the Executive's employment hereunder. Any Notice of Termination shall (i) indicate the specific termination provision hereunder relied on by the Party giving such notice and (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances providing a basis for termination of the Executive's employment under the provision so indicated. The failure by the Executive or the Company to set forth any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting any such fact or circumstance in enforcing their respective rights hereunder. Any Notice of Termination for (x) Cause given by the Company must be given within 90 days from the Company becoming aware of the event(s) or circumstance(s) that constitute(s) Cause and
(y) Good Reason given by the Executive must be given within 30 days from the Executive becoming aware of the event(s) and circumstance(s) that constitute(s) Good Reason, except for a Notice of Termination for Good Reason given by the Executive pursuant to Section 1(k)(v) for which such notice must be given prior to the 6-month anniversary of the effective date of the assumption by the successor referred to in such Section of the Company's obligation to perform this Agreement.


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                  (o)       "Pre Spin-Off Executive Retention Agreement" shall
mean the form of Executive Retention Agreement attached hereto as EXHIBIT A-1 and incorporated herein by reference, which Thermo Electron shall recommend to the human resources committee of its board of directors that Thermo Electron enter into with the Executive with respect to the period of time prior to the Spin-Off.

                  (p) "Pre Spin-Off Sale" shall mean an event or occurrence of any one or more of the following prior to the Spin-Off :

                           (i)      the consummation of a sale or other
disposition (other than a spin-off) of 50% or more of the outstanding Stock of the Company; or

                           (ii)     the consummation of a merger, consolidation,
reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a "Business Combination"), unless, immediately following such event, Thermo beneficially owns, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the acquiring or resulting entity in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries). As used in this Section 1(o)(ii), the term "substantially all of the assets" shall mean businesses with aggregate revenue for the then most recently completed fiscal year in excess of 75% of the revenue in aggregate amount for the entire Company during such fiscal year.


                  (q) "Post Spin-Off Executive Retention Agreement" shall mean the Executive Retention Agreement attached hereto as EXHIBIT A-2 and incorporated herein by reference, which the Company and the Executive shall enter into simultaneously with the execution hereof with respect to the period of time after a Spin-Off.

                  (r) "Spin-Off" shall mean the distribution by Thermo to its stockholders of all or substantially all of the shares of Stock held beneficially by it in a tax-free spin-off under Section 355 of the Code.

                  (s) "Spin-Off Date" shall mean the date on which the Spin-Off shall be effective.

                  (t) "Stock" shall mean the common stock, $0.01 par value per share, of the Company.

                  (u) "Termination Date" shall mean, with respect to any termination of the Executive's employment hereunder, the effective date of such termination pursuant to Section 12 hereof.


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         2.       TERM OF EMPLOYMENT. The Executive's employment under this
Agreement shall commence on the Effective Date and shall continue until the earlier of (i) the third anniversary of the Effective Date or (ii) the Spin-Off Date (the "Employment Period"). In the event that a Spin-Off shall have occurred on or prior to both the third anniversary of the Effective Date and the Termination Date, the Employment Period shall automatically extend for an additional three-year period (the "Employment Renewal Period") commencing on the Spin-Off Date. If the Company elects not to extend the Term of Employment on terms and conditions substantially similar to those set forth in this Agreement, it shall provide the Executive with written notice at least six months prior to the end of the then current Term. For the purpose of this Agreement, "Term" or "Term of Employment" shall mean the Employment Period and the Employment Renewal Period, if any. Notwithstanding the foregoing, the Term of Employment may be earlier terminated in accordance with the provisions of Section 12 hereof.

         3.       POSITION, DUTIES AND RESPONSIBILITIES.

                  (a) Commencing on the Effective Date, the Executive shall be employed as the President and Chief Executive Officer of the Company ("President and CEO") and shall have such duties and responsibilities as are reasonably consistent with the position of President and CEO such other duties and responsibilities as shall be assigned to him from time to time by the Board.

                  (b) During the Term of Employment, the Executive shall devote his entire business time, attention and energies to the business and interest of the Company and in performing his duties and responsibilities under this Agreement, subject to usual vacation periods and personal and sick leave in accordance with this Agreement and the Company's policies, and to that end, the Executive shall not serve on the board of directors of other corporations or entities without the prior approval of the Board in each case, except (subject to the following sentence) for directorships of the corporations set forth on
SCHEDULE 3(b) attached hereto and incorporated herein by reference and/or any subsidiary thereof; PROVIDED, that the Executive shall not devote during business hours more than 12 days per calendar year (pro rata for 2001) to such positions (subject to the occurrence of any extraordinary corporate event that may require, as a matter of fiduciary duty, the devotion of more time, such as an unsolicited takeover bid for a public company); PROVIDED FURTHER, that in any event, such positions do not materially interfere with the proper performance of the Executive's duties and responsibilities set forth in Section 3 hereof. Immediately prior to a Spin-Off, the Executive shall discuss with the Board the appropriateness of the Executive remaining the chairman of any corporation set forth on Schedule 3(b) hereto. Notwithstanding anything contained in this
Section 3(b) to the contrary, nothing herein shall preclude the Executive from
(i) serving on the boards of directors of a reasonable number of trade associations and/or charitable organizations, (ii) engaging in charitable activities and community affairs, and (iv) managing his personal investments and affairs, PROVIDED, that such activities do not materially interfere with the proper performance of his duties and responsibilities set forth in Section 3 hereof.

                  (c) Thermo shall cause (i) the Executive to be elected as a member of the Board effective as of the Effective Date, and (ii) at all times during the Employment Period prior to the Spin-Off, subject to the terms and conditions hereof, the Executive to be elected as a



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member of the Board at each annual or other meeting of the stockholders of the
Company at which directors are elected. The Parties hereby acknowledge and agree that all other nominations for election to the Board prior to the Spin-Off Date shall be made by the Company after consultation with the Executive.

                  (d) Thermo shall cause the Executive to be elected as Chairman of the Board ("Chairman") on or before the Spin-Off Date, the effectiveness of such appointment to be no later than the Spin-Off Date. Upon his appointment as Chairman, in addition to his duties and responsibilities as President and CEO, the Executive shall have such duties and responsibilities as are reasonably consistent with the position of Chairman.

                  (e) The Executive, in carrying out his duties and responsibilities under this Agreement, shall report directly to the Board.

                  (f) In the event of a termination of employment of the Executive for any reason, the Executive shall immediately resign as a member of the Board and as a member of each of the boards of directors of the Company's Affiliates upon which the Executive serves.

         4. BASE SALARY. The Executive shall be paid an annualized base salary, payable in accordance with the regular payroll practices of the Company, of $500,000, which amount may be increased from time to time in the discretion of the Board, provided that once such amount is increased, it may not be decreased.

         5. LOAN. On the Effective Date, the Company shall make a loan to the Executive in the original principal amount of $500,000 (the "Loan") bearing interest at a rate of 6% per annum. The Executive's obligation to pay the principal of and interest on the Loan shall be evidenced by a Promissory Note in the form attached hereto as EXHIBIT B, which the Executive shall execute and deliver to the Company on the Effective Date. So long as the Executive is still employed by the Company on each such anniversary of the Effective Date, the Company shall credit the Executive with payment of 25% of the outstanding principal of the Loan on the first four anniversaries of the Effective Date (such that on the fourth anniversary of the Effective Date all of the outstanding principal of the Loan shall have been paid in full) (each such credited payment, a "Principal Payment" and collectively, the "Principal Payments"). The parties hereto hereby acknowledge and agree that the Loan shall be treated by the parties as a loan for all purposes.

         6. ANNUAL CASH INCENTIVE AWARD. During the Term of Employment, the Executive shall participate in the annual cash incentive program of the Company. Under such program, the Executive shall be eligible to receive an annual bonus in an amount equal to (a) $300,000 (the "Reference Amount"), prorated for any partial calendar year of service, times (b) a number ranging from 0 to 2 (the "Multiplier") determined in accordance with the subjective and objective standards established by the Board for such year. The Executive's bonus for calendar year 2001 shall be $300,000 multiplied by a fraction, the numerator of which is the number of months employed in 2001 and the denominator of which is 12. In the event of a Change in Control, bonus standards shall thereafter be consistent with the practices prior to such Change in Control.


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         7.       INITIAL STOCK OPTION AWARD. On May 15, 2001, the Company shall grant to the Executive a 7-year non-qualified stock option to purchase an amount of shares of Stock equal to four percent (4%) of the issued and outstanding shares of Stock on such date on a fully diluted basis (for the purpose of this Section 7, the term "fully diluted basis" shall mean shares of Stock outstanding on May 15, 2001 and options in existence on May 15, 2001 as well as the options to be granted to the Executive on such date and to any other employee on such date) (the "Initial Stock Option") at an exercise price per share equal to the then fair market value of a share of Stock as determined by J.P. Morgan & Co. based on current conditions and December 31, 2000 year-end financial statements and first quarter of 2001 financial performance (the "J.P. Morgan Valuation"). Such grant shall be substantially in accordance with and subject to the terms and conditions of the Stock Option Agreement attached hereto as EXHIBIT C and incorporated herein by reference, which the Company and the Executive shall enter into as soon as practicable after May 15, 2001.

         8.       OTHER COMPENSATION.

         (a) PRE SPIN-OFF SALE BONUS. In the event that a Pre Spin-Off Sale occurs (i) on or prior to the Measurement Date and so long as the Executive is still employed by the Company on the effective date of such Pre Spin-Off Sale or
(ii) within six (6) months of any termination of the Executive's employment on or prior to the Measurement Date by the Company Without Cause (as defined in Section 13(e)(ii) hereof) or by the Executive for Good Reason, provided that the other party to such Pre Spin-Off Sale had been in good faith negotiations of a substantial nature with the Company with respect to a Pre Spin-Off Sale prior to the Termination Date, the Company shall pay a Pre Spin-Off Sale bonus (the "Pre Spin-Off Sale Bonus") in an amount equal to 3 1/4% of the excess, if any, of the Consideration received by the Company in such Pre Spin-Off Sale over the fair market value of the Company as of the Effective Date, which shall be determined in accordance with the J.P. Morgan Valuation. Such Pre Spin-Off Sale Bonus shall be payable by the Company to the Executive within thirty days of the conditions pursuant to which such Pre Spin-Off Sale Bonus is being paid are met.

         (b)      NO SPIN-OFF/NO PRE SPIN-OFF SALE EXECUTIVE RETENTION BONUS.
In the event that (i) (A) neither the Spin-Off nor a Pre Spin-Off Sale occurs on or prior to the Measurement Date and the Executive is still employed by the Company on the Measurement Date or (B) neither the Spin-Off nor a Pre Spin-Off Sale occurs on or prior to the effective date of any termination of the Executive's employment by the Company Without Cause or by the Executive for Good Reason that occurs on or after the first anniversary of the Effective Date, and
(ii) the Executive is not entitled to be paid the Pre Spin-Off Sale Bonus by the Company under Section 8(a) above, the Company shall pay the Executive a no Spin-Off, no Pre Spin-Off Sale executive retention bonus (the "Executive Retention Bonus" in an amount equal to 3 1/4% of the excess, if any, of (x) the fair market value of the Company as of the Measurement Date or the Termination Date, as the case may be, determined by an investment bank in a manner consistent with the J.P. Morgan Valuation, which investment bank shall be selected by the Company promptly upon the conditions set forth in clauses (i) and (ii) of this Section 8(b) being met and be reasonably acceptable to the Executive, over (y) the fair market value of the Company as of May 15, 2001 determined in accordance with the J.P. Morgan Valuation. Such Executive Retention Bonus


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shall be payable by the Company to the Executive within thirty days of the valuation of the Company pursuant to clause (x) of this Section 8(b).

         9. EMPLOYEE BENEFIT PROGRAMS. During the Term of Employment, the Executive shall be entitled to participate in all employee pension and welfare benefit plans and programs made available to the Company's senior level executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension, profit sharing, savings and other retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time, including any plans that supplement the above-listed types of plans or programs, whether funded or unfunded. The Executive shall be entitled to four weeks paid vacation per year of employment.

         10. PERQUISITES. During the Term of Employment, the Executive shall be entitled to participate in all of the Company's executive perquisites in accordance with the terms and conditions of such arrangements as are in effect from time to time for the Company's senior-level executives.

         11. REIMBURSEMENT OF BUSINESS AND OTHER EXPENSES. The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement including, without limitation, reasonable legal fees incurred in the negotiation and preparation of this Agreement, and the Company shall promptly reimburse him for such expenses, subject to documentation in accordance with the Company's policy.

         12.      TERMINATION OF EMPLOYMENT.   The Executive's employment
hereunder shall terminate effective immediately upon the earlier to occur of the following events:

                  (a)      death of the Executive;

                  (b) receipt by either Party of a Notice of Termination for Disability from the other Party, but in any event not until the Executive is determined to be disabled in accordance with Section 1(f) hereof;

                  (c) the good faith determination by a majority of the whole Board no earlier than the 31st day following the receipt by the Executive of the Notice of Termination for Cause from the Company that the conduct specified in the Notice of Termination for Cause constitutes Cause and that the Executive was guilty of such conduct; PROVIDED, that the Executive, together with his counsel, shall have had an opportunity to be heard by the Board regarding the conduct in question during the 30-day period following receipt by the Executive of the Notice of Termination for Cause from the Company. Immediately upon receipt by the Executive of a Notice of Termination for Cause from the Company, the Executive shall take a mandatory paid leave of absence from the Company for such 30-day period.;



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                  (d)      the 31st day following receipt by the Company of a
Notice of Termination for Good Reason from the Executive if the Company fails to cure within the 30-day period following the Company's receipt of such written notice;

                  (e) the 31st day following receipt by the Executive of a Notice of Termination Without Cause from the Company; and

                  (f) the 31st day following receipt by the Company of a Notice of Termination Without Good Reason from the Executive.

         13.      RIGHTS AND REMEDIES UPON TERMINATION OF EMPLOYMENT.

                  (a) TERMINATION DUE TO DEATH. In the event that the Executive's employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to the following benefits:

                           (i)      the Executive's then current Base Salary
through the Termination Date, which shall be payable in lump sum within thirty days of the Termination Date;

                           (ii)     an annual cash incentive bonus award for the
year in which the Termination occurs, pro-rated through the Termination Date, determined in accordance with the provisions of Section 6 hereof (the "Pro-Rated Annual Bonus"), which shall be payable when annual cash incentive awards are normally paid to senior executives;

                           (iii)    STOCK OPTIONS.

                                    (A)      if the Spin-Off shall not have
occurred prior to the Termination Date, then, effective upon the Termination Date, each outstanding option to purchase shares of Stock of the Company held by the Executive, whether or not issued under this Employment Agreement, shall immediately cease to vest and shall be forfeited to the Company and cancelled;

                                    (B)      if the Spin-Off shall have occurred
on or prior to both the Measurement Date and the Termination Date, then, effective upon the Termination Date, each outstanding option to purchase shares of Stock of the Company held by the Executive, whether or not issued under this Employment Agreement, that have not previously vested prior to that date shall immediately vest and shall remain exercisable until one year from the Termination Date (but in no event beyond the end of each such option's exercise period);

                                    (C)      if the Spin-Off shall have occurred
after the Measurement Date but prior to the Termination Date, then, effective upon the Termination Date, each outstanding option to purchase shares of Stock of the Company held by the Executive, whether or not issued under this Employment Agreement, that have not previously vested prior to that date, shall immediately cease to vest and shall be forfeited to the Company and cancelled;



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                           (iv)     EXECUTIVE RETENTION BONUS. If the Executive
Retention Bonus is payable pursuant to Section 8(b) hereof, then the Executive Retention Bonus to the extent such bonus has not already been paid to the Executive by the Company;


                           (v)      PRE SPIN-OFF SALE BONUS. If a Pre Spin-Off
Sale Bonus is payable by the Company to the Executive pursuant to Section 8(a) hereof, then the Pre Spin-Off Sale Bonus to the extent such bonus has not already been paid to the Executive by the Company ; and

                           (vi)     LOAN. The unpaid principal balance of the
Loan shall be forgiven effective upon the Termination Date.

                  (b) TERMINATION DUE TO DISABILITY. In the event that the Executive's employment is terminated by either Party due to his Disability, he shall be entitled to the following benefits:

                           (i)      disability benefits in accordance with the
long-term disability ("LTD") program then in effect for senior executives of the Company;

                           (ii)     the Executive's then current Base Salary
through the end of the LTD elimination period, which shall be payable in lump sum within thirty days of the Termination Date;

                           (iii)    the Pro-Rated Annual Bonus, payable when
annual cash incentive awards are normally paid to senior executives;

                           (iv)     STOCK OPTIONS.

                                    (A)      if the Spin-Off shall not have
occurred prior to the Termination Date, then, effective upon the Termination Date, each outstanding option to purchase shares of Stock of the Company held by the Executive, whether or not issued under this Employment Agreement, shall immediately cease to vest and shall be forfeited to the Company and cancelled;

                                    (B)      if the Spin-Off shall have occurred
on or prior to both the Measurement Date and the Termination Date, then, effective upon the Termination Date, each outstanding option to purchase shares of Stock of the Company held by the Executive, whether or not issued under this Employment Agreement, that have not previously vested prior to that date shall immediately vest and shall remain exercisable until one year from the Termination Date (but in no event beyond the end of each such option's exercise period);

                                    (C)      if the Spin-Off shall have occurred
after the Measurement Date but prior to the Termination Date, then, effective upon the Termination Date, each outstanding option to purchase shares of Stock of the Company held by the Executive, whether or not issued under this Employment Agreement, that have not previously vested prior to that date, shall immediately cease to vest and shall be forfeited to the Company and cancelled;


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                           (v)      EXECUTIVE RETENTION BONUS. If the Executive
Retention Bonus is payable pursuant to Section 8(b) hereof, then the Executive Retention Bonus to the extent such bonus has not already been paid to the Executive by the Company;

                           (vi)     PRE SPIN-OFF SALE BONUS. If a Pre Spin-Off
Sale Bonus is payable by the Company to the Executive pursuant to Section 8(a) hereof, then the Pre Spin-Off Sale Bonus to the extent such bonus has not already been paid to the Executive by the Company;

                           (vii)    LOAN.  The unpaid principal balance of the
Loan shall be forgiven effective upon the Termination Date; and

                           (viii)   continued participation at the Company's
expense in all medical and dental insurance coverage in which he was participating on the date of his termination until the earlier of (A) 18 months following the Termination Date, and (B) the date, or dates, he receives substantially equivalent coverage and benefits under the plans and programs of a subsequent employer.

                  (c) TERMINATION BY THE COMPANY FOR CAUSE. In the event that the Company terminates the Executive's employment for Cause:

                           (i)      the Executive shall be entitled to receive
his current Base Salary through the Termination Date, which shall be payable in lump sum within thirty days of the Termination Date;

                           (ii)     STOCK OPTIONS.

                                    (A)      if the Spin-Off shall not have
occurred prior to the Termination Date, then, effective upon the Termination Date, each outstanding option to purchase shares of Stock of the Company held by the Executive, whether or not issued under this Employment Agreement, shall immediately cease to vest and shall be forfeited to the Company and cancelled;

                                    (B)      if the Spin-Off shall have occurred
on or prior to both the Measurement Date and the Termination Date, then, effective upon the Termination Date, each outstanding option to purchase shares of Stock of the Company held by the Executive, whether or not issued under this Employment Agreement, (1) that have not previously vested prior to that date shall immediately cease to vest and shall be forfeited to the Company and cancelled and (2) that have previously vested prior to the Termination Date shall remain exercisable until three months from the Termination Date (but in no event beyond the end of each such option's exercise period);

                                    (C)      if the Spin-Off shall have occurred
after the Measurement Date but prior to the Termination Date, then, effective upon the Termination Date, each outstanding option to purchase shares of Stock of the Company held by the Executive, whether or not issued under this Employment Agreement, that have not previously vested prior to that date, shall immediately cease to vest and shall be forfeited to the Company and cancelled;

                           (iii)    EXECUTIVE RETENTION BONUS. If the Executive
Retention Bonus is payable pursuant to Section 8(b) hereof, then the Executive Retention Bonus to the extent such bonus has not already been paid to the Executive by the Company;


                           (iv)     PRE SPIN-OFF SALE BONUS. If a Pre Spin-Off
Sale Bonus is payable by the Company to the Executive pursuant to Section 8(a) hereof, then the Pre Spin-Off Sale Bonus to the extent such bonus has not already been paid to the Executive by the Company; and

                           (v)      except as otherwise set forth in this
Section 13, the Executive shall not be entitled to any benefits, severance or other compensation after termination, including, without limitation any remaining unpaid Deferred Compensation Contributions.

                  (d) TERMINATION FOR GOOD REASON. In the event the Executive's employment is terminated by the Executive for Good Reason, the Executive shall be entitled to the following benefits:

                           (i)      the Executive's then current Base Salary
through the Termination Date, which shall be payable in lump sum within thirty days of the Termination Date;

                           (ii)     the Pro-Rated Annual Bonus, payable when
annual cash incentive awards are normally paid to senior executives;

                           (iii)    an amount equal to two times the sum of (A)
the Executive's then current Base Salary and (B) the higher of the Reference Amount or the most recent cash incentive award paid or awarded to the Executive pursuant to Section 6 hereof, payable in lump sum on or before the 90th day immediately following the Termination Date;

                           (iv)     STOCK OPTIONS.

                                    (A)      if the Spin-Off shall not have \
occurred prior to the Termination Date, then, effective upon the Termination Date, each outstanding option to purchase shares of Stock of the Company held by the Executive, whether or not issued under this Employment Agreement, shall immediately cease to vest and shall be forfeited to the Company and cancelled;

                                    (B)      if the Spin-Off shall have occurred
on or prior to both the Measurement Date and the Termination Date, then, effective upon the Termination Date, each outstanding option to purchase shares of Stock of the Company held by the Executive, whether or not issued under this Employment Agreement, that have not previously vested prior to that date shall immediately vest and shall remain exercisable until one year from the Termination Date (but in no event beyond the end of each such option's exercise period;


                                    (C)      if the Spin-Off shall have occurred
after the Measurement Date but prior to the Termination Date, then, effective upon the Termination Date, each outstanding option to purchase shares of Stock of the Company held by the Executive, whether or not issued under this Employment Agreement, that have not previously vested prior to that date, shall immediately cease to vest and shall be forfeited to the Company and cancelled;

                           (v)      EXECUTIVE RETENTION AGREEMENT. If the
Executive Retention Bonus is payable pursuant to Section 8(b) hereof, then the Executive Retention Bonus to the extent such bonus has not already been paid to the Executive by the Company;

                           (vi)     PRE SPIN-OFF SALE BONUS. If a Pre Spin-Off
Sale Bonus is payable by the Company to the Executive pursuant to Section 8(a) hereof, then the Pre Spin-Off Sale Bonus to the extent such bonus has not already been paid to the Executive by the Company;

                           (vii)    LOAN. The unpaid principal balance of the
Loan shall be forgiven effective upon the Termination Date; and

                           (viii)   continued participation at Company expense
in all medical and dental insurance coverage in which he was participating on the date of his termination until the earlier of (A) 18 months following the Termination Date and (B) the date, or dates, he receives substantially equivalent coverage and benefits under the plans and programs of a subsequent employer.

                  (e)      TERMINATION WITHOUT GOOD REASON; TERMINATION WITHOUT
                           CAUSE.

                           (i)      WITHOUT GOOD REASON. A termination of
employment by the Executive on his own initiative, other than (A) due to death,
(B) due to Disability, (C) for Good Reason, (D) as a result of the expiration of the then current Term of Employment, or (E) as a result of written notice from one Party to the other of its intent not to extend the Employment Period, ("Without Good Reason") shall have the same consequences as provided in Section 13(c) above for a termination of the Executive's employment by the Company for Cause.

                           (ii)     WITHOUT CAUSE. A termination of the
Executive's employment by the Company, other than (A) due to death, (B) due to Disability, (C) for Cause, (D) as a result of the expiration of the then current Term of Employment, or (E) as a result of written notice from one Party to the other of its intent not to extend the then current Term of Employment, ("Without Cause") shall have same consequences as provided in Section 13(d) for a termination of the Executive's employment by the Executive for Good Reason.

                  (f) OTHER TERMINATION BENEFITS. In the case of any of the foregoing terminations, to the extent not previously paid or provided or otherwise contrary to the terms and conditions of this Agreement, the Executive or his estate or beneficiaries, as the case may be, shall also be entitled to the balance of any incentive awards due the Executive but not yet paid (including awards due for performance periods that have been completed, but have not yet been paid), any expense reimbursements due the Executive, and other benefits, if any, in accordance with applicable plans or programs of or contracts or agreements of the Executive with the Company.

                  (g) TERMINATION FOLLOWING A CHANGE IN CONTROL. Notwithstanding anything to the contrary in this Agreement or in the Executive Retention Agreement, in the event the

Executive's employment with the Company is terminated within 18 months following a Change in Control, the Executive shall be entitled to benefits equal to the greater of (i) the benefits due and payable to him under Section 4 of the Executive Retention Agreement as a result of such termination, or (ii) the benefits due and payable to him under Section 13 of this Employment Agreement as a result of such termination. In furtherance thereof, it is the Parties' understanding that in the event of a termination under such circumstances, the Executive shall only be entitled to receive benefits payable under one or the other of the foregoing agreements (but not both) determined on a benefit by benefit basis by the Executive and that the term "Other Benefits" as defined in the Executive Retention Agreement shall not include benefits payable under this Employment Agreement.

                  (h) OUTPLACEMENT SERVICES. In the event that the Executive's employment is terminated in accordance with Section 13(d) hereof without Cause or for Good Reason, the Company shall provide outplacement services through one or more outside firms of the Executive's choosing up to an aggregate of $40,000, with such services to extend until the earlier of (i) 12 months following the Termination Date or (ii) the date on which the Executive secures full time employment.

                  (i)      NATURE OF PAYMENTS. Any amounts due under this
Section 13 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

                  (j) NO MITIGATION; NO OFFSET. The Executive shall not be required to mitigate the amount of any payment or benefit provided in this
Section 13 by seeking other employment or otherwise. Further, except as provided in Sections 13(b) (viii) and 13(d) (viii), the amount of any payment or benefits provided for in this Section 13 shall not be reduced by any compensation earned by the Executive as a result of employment by another employer or be offset by any amount claimed to be owed by the Executive to the Company.

                  14.      CONFIDENTIALITY & Assignment of Inventions.

                           (a)      The Executive shall execute and deliver to
the Company on the Effective Date the Company's standard employee
Confidentiality and Assignment of Inventions Agreement, substantially in the form attached hereto as EXHIBIT D.

                           (b)      Upon the termination of the Executive's
employment, the Executive (or in the event of his death, the Executive's personal representative) shall promptly surrender to the Company the original and all copies of any materials containing confidential information of the Company which are then in the Executive's possession or control, PROVIDED, HOWEVER, that the Executive shall not be required to surrender his rolodexes, personal diaries and other items of a personal nature.

                  15.      NON-COMPETITION; NON-SOLICITATION.

                  (a) The Executive acknowledges (i) that in the course of his employment with the Company he will become familiar with trade secrets and customer lists of, and other confidential information concerning, the Company and its Affiliates, customers, and clients and (ii) that his services will be of special, unique and extraordinary value to the Company.

                  (b) The Executive agrees that during the Term of Employment and for a period of one year following his termination of employment for any reason other than as a result of the expiration of the then current Term of Employment or the earlier termination thereof as a result of the Executive providing the Company with a Notice of Termination Without Good Reason following receipt by the Executive of a written notice from the Company at least six months prior to the expiration of the then current Term of Employment of its election not to extend the Term of Employment on terms and conditions substantially similar to those set forth in this Agreement as provided in
Section 2 hereof (the "Non-Competition Period") he shall not in any manner, directly or indirectly, through any person, firm, corporation or enterprise, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or advisor or consultant to any person, firm, corporation or enterprise or otherwise, engage or be engaged, or assist any other person, firm, corporation or enterprise in engaging or being engaged (collectively, the "Restricted Activity"), in any Competitive Activity (as defined below). For the purposes of this Section 15, a "Competitive Activity" shall mean a business that (i) is being conducted by the Company or any Affiliate at the time in question and (ii) was being conducted, or was under active consideration to be conducted, by the Company or any Affiliate, at the date of the termination of the Executive's employment; PROVIDED that Competitive Activity shall not include a business of the Company contributing less than 1% of the Company's revenues for the year in question; and PROVIDED FURTHER that an activity shall not be deemed to be a Competitive Activity if the activity contributes less than 1% of the revenues for the year in question of the business by which the Executive is employed or with which he is otherwise associated. It is agreed and understood that the prohibitions provided for in this Section 15(b) shall not restrict the Executive from engaging in Restricted Activity for any subsidiary, division or Affiliate or unit of a company (collectively a "Related Entity") if that Related Entity is not engaged in Competitive Activity, irrespective of whether some other Related Entity of that company engages in what would otherwise be considered to be Competitive Activity (as long as Executive does not engage in Restricted Activity for such other Related Entity).

                  (c) The Executive further agrees that during the Non-Competition Period he shall not (i) in any manner, directly or indirectly, hire or cause to be hired any employee of or advisor or consultant to the Company or any of its Affiliates for any purpose or in any capacity whatsoever, or (ii) in connection with any business to which Section 15(b) applies, call on, service, solicit or otherwise do business with any customer of the Company or any of its Affiliates; provided, however, that the restriction contained in clause (i) of this Section 15(c) shall not apply to, or interfere with, the proper performance by the Executive of his duties and responsibilities under
Section 3 of this Agreement.

                  (d) Nothing in this Section 15 shall prohibit the Executive from being a passive owner of not more than two percent of the outstanding common stock, capital stock and equity of any firm, corporation or enterprise so long as the Executive has no active participation in the management of business of such firm, corporation or enterprise.

                  (e) If the restrictions stated herein are found by a court to be unreasonable, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

         16. REMEDIES. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. Nothing in this Section 16 is intended to prevent the parties from raising any and all defenses with respect to the necessity for, and scope of, such injunctive or equitable relief.

         17. RESOLUTION OF DISPUTES. Subject to the provisions of Section 16 hereof regarding specific performance and/or injunctive relief, any disputes arising under or in connection with this Agreement shall be resolved by binding arbitration, to be held (a) in Boston, Massachusetts with respect to disputes arising under or in connection with this Agreement on or prior to the Spin-Off Date or (b) in Philadelphia, Pennsylvania with respect to disputes arising under or in connection with this Agreement after the Spin-Off Date, in each case in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         18.      EXPENSES.

                  (a) Subject to the provisions of Sections 16 and 17 hereof, in the event any party hereto (for the purposes of this Section 18, the "Aggrieved Party") seeks a judicial adjudication of, or an award in arbitration to enforce, the Aggrieved Party's rights under, or to recover damages for the breach of, this Agreement, the Aggrieved Party shall be entitled to recover from the other party or parties, as the case may be, and shall be indemnified by the other party or parties, as the case may be, against, any and all costs actually and reasonably incurred by the Aggrieved Party in such judicial adjudication or arbitration, including, without limitation, reasonable attorney's fees, but only if the Aggrieved Party prevails in such proceeding.

                  (b) The Company agrees to pay all costs actually and reasonably incurred by the Executive in connection with the review and negotiation of this Agreement and the Exhibits attached hereto, including, without limitation, the reasonable fees of White & Case LLP, special counsel to the Executive, within thirty (30) days after receipt by the Company of a statement requesting such payment, which statement shall reasonably evidence such costs incurred by the Executive.

         19. LIABILITY INSURANCE. The Company agrees to obtain, continue and maintain a directors' and officers' liability insurance policy covering the Executive to the extent the

Company provides such coverage for its other senior executives. The Parties shall enter into an Indemnification Agreement on the Spin-Off Date in the form attached hereto as EXHIBIT E.

         20. ASSIGNABILITY; BINDING NATURE. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive). and assigns. Rights or obligations of the Company under this Agreement may be assigned or transferred by the Company pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it reasonably can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law.

         21.      REPRESENTATIONS AND WARRANTIES.

                  (a) The Company represents and warrants that it has all requisite corporate power and authority to enter into this Agreement and that the performance by the Company of its obligations under this Agreement will not violate any agreement to which it is a party.

                  (b) The Executive represents that the execution of this Agreement by the Executive and the performance by him of his obligations hereunder will not violate any agreement to which he is a party.

                  (c) The Executive hereby represent and warrants that he is not bound by the terms of any agreement with any previous employer or other party to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Executive further represents and warrants that Executive's performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by the Executive in confidence or in trust prior to Executive's employment with the Company. The Executive will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others. The Executive will not hereafter grant anyone any rights inconsistent with the terms of this Agreement.

         22. ENTIRE AGREEMENT. This Agreement and the Exhibits attached hereto and incorporated herein by reference contain the entire understanding and agreement between the Parties concerning the subject matter hereof and thereof and supersede all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto. This is an integrated document.

         23. AMENDMENT OR WAIVER. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company, other than the Executive. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any such waiver must be in writing and signed by the Executive or an authorized officer of the Company, other than the Executive, as the case may be.

         24. SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

         25. SURVIVORSHIP. Except as otherwise expressly set forth in this Agreement, the respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment. This Agreement itself (as distinguished from the Executive's employment) may not be terminated by either Party without the written consent of the other Party.

         26. REFERENCES. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

         27. GOVERNING LAW/JURISDICTION. This Agreement shall be governed in accordance with the laws of the Commonwealth of Massachusetts without reference to principles of conflict of laws.

         28. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally, (b) sent by certified or registered mail, postage prepaid, return receipt requested or (c) delivered by overnight courier (provided that a written acknowledgment of receipt is obtained by the overnight courier) to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

If to the Company:                      Viasys Healthcare Inc.
                                        c/o Thermo Respiratory & Sensormedics
                                        22705 Savi Ranch Parkway
                                        Yorba Linda, CA 92887
                                        Attention:  Chairman,
                                        Human Resources Committee

                                        Copy to:

                                        Chairman, Human Resources Committee of
                                        the Board of Directors

                                        Prior to the Spin-Off Date, copy to:

                                        Thermo Electron Corporation
                                        81 Wyman Street
                                        Waltham, MA 02254
                                        Attention:  General Counsel

If to the Executive:                    Randy H. Thurman
                                        46 Wyndermere Lake Drive
                                        Chester Springs, PA 19425

                                        Copy to:

                                        White & Case LLP
                                        1155 Avenue of the Americas
                                        New York, NY  10036-8200
                                        Attn:  Edward F. Rover, Esq.

         29. HEADINGS. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         30.      COUNTERPARTS.  This Agreement may be executed in counterparts.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                        VIASYS HEALTHCARE INC.



                                        By:    /s/ Kenneth J. Apicerno
                                             -----------------------------------
                                        Name:  Kenneth J. Apicerno
                                        Title: Treasurer


                                              /s/ Randy H. Thurman
                                             -----------------------------------
                                              Randy H. Thurman




                                        THERMO ELECTRON CORPORATION



                                        By:    /s/ Richard F. Syron
                                             -----------------------------------
                                        Name:  Richard F. Syron
                                        Title: Chairman and Chief Executive
                                               Officer

                                                                   Schedule 3(b)





Enzon, Inc. - Director and Chairman of the Board

CuraGen Corporation -- Director

CLOSURE Medical Corporation - Director